NEWS	Exhibit 99.1

Mark Graff
Group Vice President, IR & Finance
(813) 830-5311

Bloomin’ Brands Provides Business Update Related to the COVID-19 Pandemic

TAMPA, Fla., June 11, 2020 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today announced a business update related to COVID-19 as well as recent sales results and details on cash utilization and liquidity.

Statement from David Deno, Chief Executive Officer
The priorities for Bloomin’ Brands remain unchanged as we navigate these challenging times. We are focused on taking care of our people and serving food in a safe environment that protects both our Team Members and customers.

Since the onset of the pandemic, we have been nimble in adapting our business. This included a pivot to an off-premises model as dining rooms were forced to close. We were able to triple our off-premises sales per restaurant while our dining rooms were closed. Starting in early May states began the process of partially re-opening their economies. Our decision to not furlough any employees during this pandemic has allowed us to quickly prepare our restaurants for the reopening of dining rooms in a safe and efficient manner.

As of June 7, 2020, over 760 company-operated U.S. restaurants (approximately 74% of U.S. restaurants) have reopened with limited in-restaurant dining capacity in accordance with local mandates. At Outback Steakhouse, we had 373 restaurants open for dine-in service at limited capacity during the full week ended June 7, 2020. Comparable restaurant sales at these locations were down 13.6% from the prior year. We are encouraged by these sales trends as we begin to reopen our dining rooms. By the end of the month, we expect to have substantially all our domestic restaurant dining rooms opened with limited seating capacity.

We continue to adhere to the strongest of safety measures as we open dining rooms. These measures include additional sanitation and disinfecting practices, enhanced hand-washing protocols, use of gloves and facial protection for our employees, and we are also providing contactless payment options for our customers. In addition, each dining room seating configuration has been modified to adhere to social distancing and reduced capacity standards, and we are leveraging our table management notification system to allow guests to wait in their cars for their table.

We are tightly managing our cash usage and the recent convertible note transaction has further enhanced our liquidity position. We believe we are well positioned to build upon our recent success and emerge a stronger company as we navigate the ongoing crisis.

Cash Utilization and Liquidity Update
As of this morning, our total liquidity position was $493 million, which includes approximately $128 million of cash and $365 million of capacity on our revolving credit facility. This liquidity position includes the $202 million net proceeds from the recent convertible note offering. Our liquidity position over the last several weeks has improved due to increased sales performance, working capital inflows, and earned tax credits for employee relief pay related to the CARES Act.

Recent Sales Results
The following table includes estimated comparable restaurant sales by concept for our U.S. company-owned restaurants for the periods indicated:

	WEEK ENDED
Comparable restaurant sales (stores open 18 months or more):	MAY 10, 2020 (1)	MAY 17, 2020	MAY 24, 2020	MAY 31, 2020	JUNE 6, 2020
Outback Steakhouse	(32.8)%	(30.6)%	(27.1)%	(24.8)%	(24.7)%
Carrabba’s Italian Grill	(39.0)%	(35.2)%	(31.2)%	(24.1)%	(21.4)%
Bonefish Grill	(62.4)%	(61.8)%	(55.9)%	(48.6)%	(40.5)%
Fleming’s Prime Steakhouse & Wine Bar	(66.9)%	(61.5)%	(51.8)%	(36.9)%	(45.2)%
Combined U.S.	(42.2)%	(39.1)%	(34.7)%	(29.5)%	(28.3)%
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(1)	The week ended May 10, 2020 includes the benefit of Mother’s Day.

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For the fiscal second quarter 2020, Brazil comparable restaurant sales were (63.9)%. Following the onset of the pandemic, most of our Brazil restaurants were open for off-premises only. Brazil comparable restaurant sales are on a one-month lag and are presented on a calendar basis. Represents results From March 1, 2020 through May 31, 2020.

The following table includes U.S. company-owned comparable restaurant sales metrics for both restaurants open for in-restaurant dining and restaurants with off premises only dining for the full weekly periods ended as indicated:

	RESTAURANTS WITH					RESTAURANTS WITH
	OPEN IN-RESTAURANT DINING					OFF-PREMISES DINING ONLY
	WEEK ENDED					WEEK ENDED
Comparable restaurant sales (stores open 18 months or more):	MAY 10, 2020 (1)	MAY 17, 2020	MAY 24, 2020	MAY 31, 2020	JUNE 6, 2020	MAY 10, 2020 (1)	MAY 17, 2020	MAY 24, 2020	MAY 31, 2020	JUNE 6, 2020
Outback Steakhouse
Average sales volumes	$66,180	$54,464	$54,490	$57,276	$57,223	$53,684	$40,480	$40,518	$36,352	$36,248
Comparable restaurant sales	(22.2)%	(16.9)%	(17.1)%	(13.2)%	(13.6)%	(37.6)%	(40.1)%	(36.8)%	(44.7)%	(45.5)%
Number of Restaurants	178	239	277	360	373	393	332	294	211	198

Carrabba’s Italian Grill
Average sales volumes	$57,070	$42,351	$43,510	$45,099	$46,334	$35,886	$25,369	$27,039	$24,405	$25,507
Comparable restaurant sales	(30.0)%	(26.5)%	(24.2)%	(16.1)%	(13.3)%	(47.8)%	(48.2)%	(44.3)%	(49.1)%	(48.0)%
Number of Restaurants	92	114	125	150	153	112	90	79	54	51

Bonefish Grill
Average sales volumes	$39,209	$30,465	$33,013	$34,421	$38,708	$25,072	$15,692	$17,010	$17,569	$19,447
Comparable restaurant sales	(51.4)%	(48.4)%	(44.4)%	(38.0)%	(30.7)%	(67.8)%	(72.6)%	(69.4)%	(68.4)%	(64.5)%
Number of Restaurants	61	83	99	123	133	128	106	90	66	56

Fleming’s Prime Steakhouse & Wine Bar
Average sales volumes	$69,378	$44,407	$49,225	$47,440	$47,955	$41,908	$21,340	$27,343	$30,827	$18,273
Comparable restaurant sales	(52.8)%	(32.2)%	(31.1)%	(17.0)%	(30.2)%	(67.4)%	(77.1)%	(69.1)%	(62.3)%	(78.9)%
Number of Restaurants	2	28	33	42	48	63	37	32	23	17

Combined U.S.
Average sales volumes	$58,742	$46,588	$47,613	$49,793	$50,754	$44,492	$32,169	$33,241	$30,669	$30,676
Comparable restaurant sales	(29.8)%	(25.4)%	(24.4)%	(18.1)%	(17.7)%	(48.0)%	(50.0)%	(46.1)%	(50.7)%	(51.1)%
Number of Restaurants	333	464	534	675	707	696	565	495	354	322
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(1)	The week ended May 10, 2020 includes the benefit of Mother’s Day.

Preliminary Data
The unaudited data presented in this release is preliminary, based upon certain management estimates and subject to the completion of our quarter end procedures for the preparation and review of our quarterly financial statements. In addition, estimated weekly sales data has been provided to help investors understand and assess the near-term impacts of the COVID-19 pandemic, but is subject to variability and may not be indicative of our results or trends for any full reporting period.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates more than 1,450 restaurants in 48 states, Puerto Rico, Guam and 20 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “Statement from David Deno, Chief Executive Officer” and “Cash Utilization and Liquidity Update” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: the effects of the COVID-19 pandemic and uncertainties about its depth and duration, as well as the impacts to economic conditions and consumer behavior, including, among others: the inability of workers, including delivery drivers, to work due to illness, quarantine, or government mandates, temporary restaurant closures due to reduced workforces or government mandates, the unemployment rate, the extent, availability and effectiveness of any COVID-19 stimulus packages or loan programs, the ability of our franchisees to operate their restaurants during the pandemic and pay royalties, and trends in consumer behavior and spending during and after the end of the pandemic; the outcome of our review of strategic alternatives, including the impact on our ongoing business, our stock price and our ability to successfully implement any alternatives that we pursue including our ability to achieve the cost savings described in this release; consumer reaction to public health and food safety issues; competition; increases in labor costs; government actions and policies; increases in unemployment rates and taxes; local, regional, national and international economic conditions; consumer confidence and spending patterns; price and availability of commodities; the effects of changes in tax laws; challenges associated with our remodeling, relocation and expansion plans; interruption or breach of our systems or loss of consumer or employee information; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to preserve the value of and grow our brands; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the cost and availability of credit; interest rate changes; and compliance with debt covenants and the Company’s ability to make debt payments and planned investments. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

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